EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Voyager Entertainment International, Inc. (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the period ended September 30, 2011 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2011	/s/ Richard L. Hannigan Sr.
Richard L. Hannigan Sr.
President and Chief Executive Officer (Principle Executive and Financial Officer)